UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

TARGACEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East First Street, Suite 300 Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 480–2100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 12, 2013, Ralph Snyderman, M.D. notified the Board of Directors of Targacept, Inc. of his intention, consistent with the retirement age set forth in Targacept’s Corporate Governance Guidelines, not to stand for re-election at the Annual Meeting of Targacept’s stockholders scheduled for May 2013 and to retire from Targacept’s Board of Directors as of May 31, 2013. On March 13, 2013, M. James Barrett, Ph.D. and G. Steven Burrill resigned from Targacept’s Board of Directors, effective as of May 31, 2013. Mr. Burrill and Dr. Barrett first joined Targacept’s Board of Directors in 2000 and 2002, respectively, at the time of venture capital investments made by their respective affiliated funds in Targacept prior to the company’s initial public offering. Neither Dr. Snyderman nor Dr. Barrett or Mr. Burrill communicated to Targacept any disagreement on any matter relating to Targacept’s operations, policies or practices.

In addition, on March 14, 2013, Jeffrey P. Brennan stepped down from his position as Targacept’s Senior Vice President, Business and Commercial Development and Chief Business Officer, effective March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGACEPT, INC.

Date: March 18, 2013	/s/ Peter A. Zorn
Peter A. Zorn
Senior Vice President, Legal Affairs, General Counsel and Secretary